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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 30, 1999, except for Notes 2 and 12, which are as of January 23, 2001, relating to the financial statements of the Sure-Med Division of Baxter Healthcare Corporation, an indirect division of Baxter International Inc., which appear in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Chicago, Illinois
June 26, 2001